Exhibit 99.1

FOR IMMEDIATE RELEASE

Cidara Therapeutics Announces Commencement of Public Offering of Common Stock

SAN DIEGO, October 6, 2016 -- Cidara Therapeutics, Inc. (Nasdaq: CDTX), a biotechnology company developing novel anti-infectives including immunotherapies, today announced that it has commenced an underwritten public offering of its common stock. Cidara also expects to grant the underwriter of the offering a 30-day option to purchase additional shares of its common stock at the public offering price. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering will be completed, or as to the actual size or terms of the offering.

Cidara anticipates using the net proceeds from the offering to fund research and development activities for its development programs, including, but not limited to, the clinical development of CD101 IV and CD101 Topical antifungal programs, the completion of IND enabling studies of the Cloudbreak antibacterial development candidate CD201, for further expansion of the Cloudbreak discovery platform and for working capital and general corporate purposes.

Cantor Fitzgerald & Co. is acting as the sole book-running manager for the offering.

The securities described above are being offered by Cidara pursuant to a shelf registration statement, which has been declared effective by the Securities and Exchange Commission. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained from: Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by telephone at 212-829-7122, or by e-mail at prospectus@cantor.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Cidara Therapeutics

Cidara is a clinical-stage biotechnology company focused on developing new anti-infectives that have the potential to transform the standard of care and save or improve patients’ lives. The company is currently advancing its novel echinocandin antifungal, CD101, through Phase 2 studies in two indications and developing CD201, its bispecific antimicrobial immunotherapy, for the treatment of multi-drug resistant bacterial infections. CD101 IV has enhanced potency and is the only once-weekly therapy intended for the treatment and prevention of serious, invasive fungal infections. CD101 topical is the first and only agent of its class being studied for the treatment and prevention of vulvovaginal candidiasis (VVC), a prevalent mucosal infection. CD201 is the first drug candidate selected from Cidara’s novel Cloudbreak™ platform, the first immunotherapy discovery platform designed specifically to create compounds that direct a patient’s immune cells to attack and eliminate bacterial, fungal or viral pathogens. Cidara is headquartered in San Diego, California. For more information, please visit www.cidara.com.

Forward Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements about Cidara’s expectations regarding the completion, timing and size of its public offering and the anticipated use of proceeds therefrom. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “will,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties associated with Cidara’s business and finances in general, including the risks and uncertainties in the section captioned “Risk Factors” in the preliminary prospectus supplement related to the public offering that will be filed with the SEC and in Cidara’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, as supplemented by Cidara’s Current Report on Form 8-K filed on October 6, 2016 incorporated by reference therein. There can be no assurances that we will be able to complete the proposed offering on the anticipated terms, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Cidara undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

INVESTOR CONTACT:

Robert H. Uhl

Westwicke Partners, LLC

Managing Director

(858) 356-5932

robert.uhl@westwicke.com

MEDIA CONTACT:

Mike Beyer

Sam Brown Inc.

(312) 961-2502

mikebeyer@sambrown.com

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